                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to use in this Registration Statement on Form S-1 of our report dated February 26, 1999, except for Note 17 as to which the date is April 14, 1999, relating to the financial statements of Natural Health Trends Corp. and Subsidiaries for the years ended December 31, 1998, 1997 and 1996, and the reference to our firm under the caption 'Experts' in this Registration Statement.

                                          /s/ FELDMAN SHERB EHRLICH & CO.,
                                          P.C.
                                          --------------------------------------
                                          FELDMAN SHERB EHRLICH & CO., P.C.
                                          Certified Public Accountants

New York, New York
June 11, 1999